Press Release                                        Source: Genzyme General

            FDA Panel Backs Efficacy, Safety of Aldurazyme for MPS I

Wednesday January 15, 4:17 pm ET
Panel Votes Unanimously that Aldurazyme Demonstrated Efficacy

NOVATO, Calif. and CAMBRIDGE, Mass., Jan. 15 /PRNewswire-FirstCall/ -- BioMarin Pharmaceutical Inc. (Nasdaq and Swiss SWX New Market: BMRN) and Genzyme General (Nasdaq: GENZ - News) announced today that the U.S. Food and Drug Administration's (FDA) Endocrinologic and Metabolic Drugs Advisory Committee voted unanimously that the companies have provided clinical data that show the efficacy of Aldurazyme(TM), an investigational enzyme replacement therapy for treatment of mucopolysaccharidosis I (MPS I), a rare, progressive and debilitating genetic disorder.

In two separate votes, the panel voted 12 to 0 that the companies' Phase 3 trial showed a meaningful treatment effect in both primary endpoints -- pulmonary capacity, as measured by percent predicted forced vital capacity; and endurance, as measured by the distance covered in a six-minute walk test.

Advisory committees provide the FDA with opinions and recommendations on applications to market new drugs and on FDA policies. While the FDA generally follows advisory committee recommendations, they are not binding on the Agency, and all final decisions related to a regulated product are made by the FDA. The panel did not have any serious concerns regarding the antibody formation observed in these patients, and felt that any remaining safety issues could be addressed with appropriate labeling and post-approval monitoring. The panel was not asked to vote on whether or not to recommend Aldurazyme's approval.

"The panel's unanimous support of Aldurazyme's clinical benefit is a very encouraging step forward for patients with MPS I, and an acknowledgement of the significant achievements by the members of the companies' development teams," said Emil Kakkis, MD, PhD, BioMarin's Senior Vice President, Business Operations. "We look forward to working with Genzyme and the FDA to bring Aldurazyme to MPS I patients as quickly as possible."

The Advisory Committee reviewed the companies' clinical data for Aldurazyme, which included safety and efficacy data from a Phase 1/2, 10- patient, open-label trial and extension data, and a Phase 3, 45-patient, randomized, double-blind, placebo controlled trial, as well as the open-label extension portion of the Phase 3 trial.

The FDA has granted the Aldurazyme Biologics License Application (BLA) six-month priority review status. As a result, the companies expect a response from the FDA by January 28, 2003. Priority review status is an FDA procedure designed to accelerate the review of products that address an unmet medical need.

A Marketing Authorization Application (MAA) for Aldurazyme is under review at the European Agency for the Evaluation of Medicinal Products (EMEA); the companies expect a response from the EMEA in the first half of 2003. BioMarin and Genzyme are also seeking approval for Aldurazyme in Canada and Australia.

To date, more than 70 patients with MPS I have been treated in the companies' clinical trials, and through their Expanded Access Program.

MPS I is a life-threatening genetic disease caused by a deficiency of the enzyme alpha-L-iduronidase. This deficiency leads to the accumulation of complex carbohydrates in the lysosomes of cells, bringing about the progressive dysfunction of cellular, tissue and organ systems. Resulting symptoms can include impaired cardiac and pulmonary function, delayed physical development, skeletal and joint deformities, reduced endurance, and in some cases, delayed mental function. A majority of patients die before adulthood from complications of the disease. More information about MPS I can be found at www.MPS1Disease.com.

About Aldurazyme

BioMarin and Genzyme formed a joint venture in 1998 to develop and commercialize Aldurazyme worldwide. Under the terms of the joint venture, if Aldurazyme is approved for commercial sale, BioMarin will manufacture the product and Genzyme will commercialize it. The companies have obtained Orphan Drug designation and Fast Track status for Aldurazyme for MPS I from the FDA and orphan medicinal product designation from the EMEA.

Genzyme General develops and markets therapeutic products and diagnostic products and services. Genzyme General has five therapeutic products on the market and a strong pipeline of therapeutic products in development focused on the treatment of genetic diseases and other chronic debilitating disorders with well-defined patient populations. Genzyme General is a division of Genzyme Corp.

BioMarin Pharmaceutical specializes in the development and commercialization of therapeutic enzyme products to treat serious, life- threatening diseases and conditions.

This press release contains forward-looking statements, including without limitation statements about: the expected timing and the results of the review by the FDA of the BLA for Aldurazyme and by the EMEA of the MAA for Aldurazyme; regulatory actions in other countries, including Canada and Australia; the potential receipt of marketing approval for Aldurazyme; and manufacturing and commercialization plans for Aldurazyme. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: the results and timing of the on-going and proposed clinical trials; the results of the FDA's evaluation of the input and recommendations of the Advisory Committee regarding Aldurazyme; the content and timing of decisions made by the FDA, the EMEA and other regulatory agencies regarding Aldurazyme, the BLA and MAA review processes, and manufacturing facilities; the ability to manufacture sufficient quantities of product for development and commercialization activities and to do so in a timely manner; the continued funding and operation of the joint venture between Genzyme and BioMarin; decisions made by physicians and third party payers regarding the use of and reimbursement for Aldurazyme; our ability to obtain and maintain adequate patent and other proprietary rights protection for Aldurazyme; the scope, validity and enforceability of patents and other proprietary rights held by third parties related to therapies for MPS I and the actual impact of such patents and other rights on our ability to commercialize Aldurazyme; the competitive environment for therapies for MPS I; the accuracy of the companies' information concerning the MPS I patient population; and the risks and uncertainties described in reports filed by Genzyme and BioMarin with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including without limitation thefactors contained under the caption
"Factors  Affecting  Future  Operating  Results"  in  Exhibit  99.2  to  Genzyme
Corporation's 2001 Annual Report on Form 10-K, as amended. Genzyme General Division common stock is a series of common stock of Genzyme Corporation. Therefore, holders of Genzyme General Division common stock are subject to all of the risks and uncertainties described in Genzyme Corporation reports. Genyzme and BioMarin caution investors not to place undue reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this press release, and Genzyme and BioMarin undertake no obligation to update or revise the statements.

Genzyme(R) is a registered trademark of Genzyme Corporation. Aldurazyme(TM) is a trademark of BioMarin/Genzyme LLC. All rights reserved.

BioMarin's press releases and other company  information are available online at
http://www.biomarinpharm.com.   Information   on   BioMarin's   website  is  not
incorporated by reference into this press release.

Genzyme's press releases and other company information are available at www.genzyme.com and by calling Genzyme's investor information line at 1-800-905-4369 within the United States or 1-703-797-1866 outside the United States. Information on Genzyme's website is not incorporated by reference into this press release.

     CONTACTS:
     For BioMarin                       For Genzyme
     Joshua Grass (investors)           Sally Curley (investors)
     (415) 884-6777                     (617) 230-8844
                                        Kristen Galfetti (investors)
                                        (617) 761-8563

     Fredda Malkoff (media)             Bo Piela (media)
     Feinstein Kean Healthcare          (617) 252-7785
     (617) 577-8110